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                                                                    EXHIBIT 21.1


               DIGITALTHINK, INC. -- SUBSIDIARIES (ALL 100% OWNED)

SUBSIDIARIES OF THE REGISTRANT            STATE OR OTHER JURISDICTION OF INCORPORATION
------------------------------            --------------------------------------------
DigitalThink UK, Ltd.                     United Kingdom